EXHIBIT 3.3
CERTIFICATE OF ELIMINATION
OF
THE CERTIFICATE OF DESIGNATION
OF
SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK
OF
BLOOM ENERGY CORPORATION

BLOOM ENERGY CORPORATION, a Delaware corporation (the “Corporation”), in accordance with Section 151(g) of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that:
1. Pursuant to authority conferred on the Board of Directors of the Corporation (the “Board”) by the Restated Certificate of Incorporation of the Corporation (as amended, the “Restated Certificate”) and pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board at a meeting of its members held on March 17, 2023, adopted a resolution authorizing the issuance of a series of preferred stock designated Series B Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications or restrictions thereof, and, on March 23, 2023, the Corporation filed a Certificate of Designation with respect to such Preferred Stock (the “Series B Certificate”) in the office of the Secretary of State of the State of Delaware (the “Secretary of State”).
2. The Corporation filed a Certificate of Amendment to the Certificate of Designation of Series B Redeemable Convertible Preferred Stock with the Secretary of State on April 18, 2023 (the Series B Certificate, as amended, the “Amended Series B Certificate”).
3. No shares of said Series B Preferred Stock are outstanding and no shares thereof will be issued subject to said Amended Series B Certificate.
4. The Board has adopted resolutions resolving that none of the authorized shares of Series B Preferred Stock are outstanding and that none will be issued subject to the Amended Series B Certificate previously filed with respect to the Series B Preferred Stock.
5. Accordingly, all matters set forth in the Amended Series B Certificate with respect to the Series B Preferred Stock be, and hereby are, eliminated from the Restated Certificate.
[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be signed by and attested by its duly authorized officer this 7th day of November, 2023.

BLOOM ENERGY CORPORATION

By: /s/ Shawn M. Soderberg
Name: Shawn M. Soderberg
Title: EVP, General Counsel and Secretary